EXHIBIT 99.1

ADE Corporation Reports Fourth-Quarter and Fiscal 2006 Financial Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--July 14, 2006--ADE Corporation (NasdaqGM: ADEX) today reported financial results for its fourth quarter and fiscal year ended April 30, 2006.
    Revenue for the fourth quarter of fiscal 2006 was $29.3 million compared with $26.3 million for the third quarter of fiscal 2006 and $29.8 million for the fourth quarter of fiscal 2005. ADE posted net income of $4.7 million, or $0.32 per diluted share, for the fourth quarter of fiscal 2006. This compares with net income of $4.7 million, or $0.32 per diluted share in the third quarter of fiscal 2006. This figure includes a tax benefit of approximately $980,000 related to 2005 tax deductions. ADE reported net income of $23.1 million, or $1.60 per diluted share, for the fourth quarter of fiscal 2005. Fourth quarter fiscal 2005 results included a $17.2 million non-cash income tax valuation allowance reversal.
    Gross margin for the fourth fiscal quarter of 2006 was 54 percent. This compares with 57 percent for the prior quarter and 55 percent for the year-ago fourth fiscal quarter. ADE ended the year with $91.6 million in cash, cash equivalents and marketable securities. This is an increase of 24 percent from $73.7 million at the end of fiscal 2005.
    Revenue for full-year fiscal 2006 was $103.4 million compared with $116.9 million for fiscal 2005. Fiscal 2006 net income was $15.3 million, or $ 1.04 per diluted share, compared with net income of $40.9 million, or $2.86 per diluted share, for fiscal 2005. Excluding the income tax valuation allowance reversal, ADE generated fiscal 2005 non-GAAP profits of $23.7 million or $1.66 per diluted share.
    Backlog at April 30, 2006 was $ 53.1 million, a sequential increase of 27% compared with the $41.8 million reported at the end of the third fiscal quarter and an increase from $45.0 million on April 30, 2005.
    Also, as previously announced, during the fourth fiscal quarter of 2006, ADE entered into a definitive merger agreement with KLA-Tencor Corporation (NasdaqGS: KLAC), which was amended and restated in May 2006. Under this agreement, KLA-Tencor would acquire ADE for cash consideration of $32.50 per share. On July 13, 2006, ADE shareholders approved the proposed merger. A closing date will be established once the parties have cleared or waived all conditions to close, including regulatory clearance from the German antitrust authorities who, as previously reported, notified KLA-Tencor on July 10, 2006 of the commencement of a Phase II investigation of the proposed merger. Both ADE and KLA-Tencor continue to be confident that the acquisition will be completed once German antitrust clearance is obtained.

    Non-GAAP Financial Results

    In an effort to provide investors with additional information regarding the Company's results, this news release presents certain figures that exclude the impact of the Company's reversal of deferred tax asset valuation allowances in the fourth quarter of fiscal 2005. The figures may be deemed to be "non-GAAP financial measures." ADE's non-GAAP financial measures are a supplement to financial statements prepared based on generally accepted accounting principles ("GAAP"). The Company believes this presentation provides investors and ADE management with additional useful insights into its underlying results because of the materiality of the reversal of its deferred tax asset valuation allowances on its fourth-quarter and full-year fiscal 2005 net income. Management believes that presenting results that exclude the impact of this reversal facilitates period-to-period comparisons of the Company's growth on a more consistent basis that better reflects actual trends. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial results is included in the table titled "Non-GAAP to GAAP Reconciliation" in this news release. These non-GAAP financial measures should not be considered in isolation from the comparable GAAP measures nor considered a substitute therefor.

    About ADE Corporation

    ADE Corporation is a leading supplier of metrology and inspection systems for the semiconductor wafer, semiconductor device, magnetic data storage and optics manufacturing industries. Wafer suppliers and device manufacturers worldwide rely on ADE measurement and inspection systems to certify and ensure the highest quality bare silicon substrates. ADE's most recent generation of products serve both 65nm in-line manufacturing applications and 45nm process development. Semiconductor device yields begin with the bare wafer, and ADE's leading technology provides early insight into surface defect, shape, flatness and nanotopography of these advanced 300mm substrates. Additional information about ADE is available on the Internet at http://www.ade.com, which website is not part of this press release.

    Cautionary Statement Regarding Forward-Looking Statements

    This news release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and federal securities law. Such forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to expectations, predictions, beliefs, and assumptions should be considered forward-looking statements. These statements include, but are not limited to, those associated with the proposed merger with KLA-Tencor, including the expected closing time for the proposed merger and the obtaining of clearance from German antitrust authorities. These statements involve risks and uncertainties including those associated with delays in obtaining, or adverse conditions contained in, the German antitrust authorities' regulatory approvals; failure to consummate or delay in consummating the proposed merger for other reasons, changes in laws or regulations and other similar factors. Further information on potential factors that could affect ADE's business is contained in its reports on file with the Securities and Exchange Commission, including its Form 10-K for the year ended April 30, 2005. ADE is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                           ADE CORPORATION
       UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (In thousands, except per share amounts)

                                   Three months       Twelve months
                                       ended              ended
                                     April 30           April 30
                                 ----------------- -------------------
                                   2006     2005      2006      2005
                                 -------- -------- --------- ---------

Revenue                          $29,264  $29,794  $103,448  $116,901
Cost of revenue                   13,338   13,390    45,820    54,294
                                 -------- -------- --------- ---------
Gross profit                      15,926   16,404    57,628    62,607
                                 -------- -------- --------- ---------
Operating expenses:
   Research and development        4,072    4,106    15,815    15,519
   Marketing and sales             4,227    4,045    13,610    13,044
   General and administrative      3,141    2,464    11,076    10,404
                                 -------- -------- --------- ---------
Total operating expenses          11,440   10,615    40,501    38,967
                                 -------- -------- --------- ---------
Income from operations             4,486    5,789    17,127    23,640
Gain on sale of marketable
 securities                          915        -       915         -
Interest and other income, net       832      279     2,555       668
                                 -------- -------- --------- ---------
Income before provision for
 (benefit from) income taxes       6,233    6,068    20,597    24,308
Provision for (benefit from)
 income taxes                      1,510  (17,077)    5,340   (16,633)
                                 -------- -------- --------- ---------
Net income                        $4,723  $23,145   $15,257   $40,941
                                 ======== ======== ========= =========

Basic earnings per share           $0.33    $1.63     $1.06     $2.91
Diluted earnings per share         $0.32    $1.60     $1.04     $2.86

Weighted average shares
 outstanding - basic              14,475   14,166    14,393    14,069
Weighted average shares
 outstanding - diluted            14,822   14,436    14,686    14,312



                           ADE CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                   April 30, April 30,
                                                      2006      2005
Assets
Cash and cash equivalents                           $91,573   $72,841
Marketable securities                                     -       836
Accounts receivable, net                             23,164    18,499
Inventories                                          35,855    30,764
Other current assets                                  1,701     1,373
Deferred income taxes                                 9,311    10,601
                                                   --------- ---------
    Total current assets                            161,604   134,914

Fixed assets, net                                     8,946     9,241
Deferred income taxes                                 4,742     6,616
Investments                                             499       499
Other assets                                          1,671     1,956
                                                   --------- ---------
     Total assets                                  $177,462  $153,226
                                                   ========= =========

Liabilities and Stockholders' Equity
Total current liabilities                           $22,718   $18,273
Deferred gain on sale-leaseback                       1,383     1,496
Long-term debt                                        3,244     3,431
Total stockholders' equity                          150,117   130,026
                                                   --------- ---------
     Total liabilities and stockholders' equity    $177,462  $153,226
                                                   ========= =========


                            ADE CORPORATION
                    NON-GAAP to GAAP RECONCILIATION
               (In thousands, except per share amounts)

                                      Three months     Twelve months
                                         ended            ended
                                       April 30          April 30
                                    ---------------- -----------------
                                     2006     2005     2006     2005
                                    ------- -------- -------- --------

Net income - GAAP                   $4,723  $23,145  $15,257  $40,941

Less:
  Reversal of income tax valuation
   allowance                             -  (17,217)       -  (17,217)
                                    ------- -------- -------- --------
Net income - non-GAAP               $4,723   $5,928  $15,257  $23,724
                                    ======= ======== ======== ========


Diluted earnings per share - GAAP    $0.32    $1.60    $1.04    $2.86

Less:
  Reversal of income tax valuation
   allowance                             -    (1.19)       -    (1.20)

                                    ------- -------- -------- --------
Diluted earnings per share - non-
 GAAP                                $0.32    $0.41    $1.04    $1.66
                                    ======= ======== ======== ========


    CONTACT: ADE Corporation
             Brian James, 781-467-3500
             Executive VP and Chief Financial Officer